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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Form S-4 Registration Statement on Form S-8 pertaining to the Priority Call Management, Inc. Amended and Restated 1993 Stock Option Plan of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule of LHS Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



Atlanta, Georgia
June 16, 1999